CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-38643), as amended, pertaining to the 1997 Equity Incentive Plan of BEI Technologies, Inc., of our reports dated November 2, 1998, except for Note 5, as to which the date is December 16, 1998, with respect to the consolidated financial statements and schedule of BEI Technologies, Inc., included in the Annual Report (Form 10-K) for the year ended October 3, 1998.




        Ernst & Young LLP


San Francisco, California
December 18, 1998